[Execution Copy]


                  FIRST AMENDMENT TO FOAMEX SECURITY AGREEMENT

      FIRST AMENDMENT TO FOAMEX SECURITY AGREEMENT, dated as of December 23, 1997 (the "Amendment") by FOAMEX L.P., a Delaware limited partnership (the "Grantor"), in favor of CITICORP USA, INC., as collateral agent (together with any successor(s) thereto in such capacity, the "Collateral Agent") for each of the Secured Parties.

      WHEREAS, the Grantor and the Collateral Agent are parties to a Foamex Security Agreement dated as of June 12, 1997 (as amended, supplemented, amended and restated or modified from time to time, the "Security Agreement")

      WHEREAS, pursuant to a Credit Agreement, dated as of June 12, 1997 (as amended, supplemented, amended and restated or modified from time to time, the "Existing Credit Agreement"), among the Grantor, General Felt Industries, Inc., a Delaware corporation ("GFI"; and if together with the Grantor, the "Borrowers"), Trace Foam Company, Inc., a Delaware corporation and general partner of the Grantor ("Trace Foam"), FMXI, Inc., a Delaware corporation and managing general partner of the Grantor ("FMXI"), the Lenders, the Issuing Banks and Citicorp USA, Inc., as Collateral Agent for the Lenders and the Issuing Banks and The Bank of Nova Scotia, as Funding Agent for the Lenders and the Issuing Banks (together with the Collateral Agent, the "Administrative Agents"), the Lenders and the Issuing Banks have extended Commitments to make Credit Extensions to the Borrowers;

      WHEREAS, the Existing Credit Agreement is to be amended by the First Amendment to Credit Agreement, dated as of December 23, 1997 (the "First Amendment to Credit Agreement", the Existing Credit Agreement as amended by the First Amendment to Credit Agreement and as further amended, supplemented, amended and restated or otherwise modified from time to time being the "Credit Agreement"), among the Grantor, GFI, Trace Foam, FMXI, the Lenders, the Issuing Banks and the Administrative Agents;

      WHEREAS, as a condition precedent to the effectiveness of the First Amendment to Credit Agreement, the Grantor is required to execute and deliver this Amendment;

      WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Amendment; and

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders and the Issuer to make Credit Extensions to the Borrowers pursuant to the Credit Agreement, the Grantor agrees, for the benefit of each Secured Party, as follows:

      Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Security Agreement are used herein as defined therein.

      Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 3 below, but effective as of the date hereof, the Schedules of the Security Agreement is hereby amended by adding the information set forth in Schedules I, II, III, IV and V hereto.

      Section 3. Conditions Precedent. As provided in Section 2 above, the amendments set forth in Section 2 shall become effective, as of the date hereof, upon the due execution and delivery of this Amendment by the Grantor and the Collateral Agent.

      Section 4. Miscellaneous. Except as herein provided, the Security Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                     FOAMEX L.P.
                                     By FMXI, INC., the Managing General Partner


                                     By:  /s/ George L. Karpinski
                                          ----------------------------
                                          Name: George L. Karpinski
                                          Title: Senior Vice President


                                     CITICORP USA, INC.,
                                          as Collateral Agent


                                     By:  /s/ Timothy L. Freeman
                                          ----------------------------
                                          Name: Timothy L. Freeman
                                          Title: Attorney-in-Fact

                                                                      SCHEDULE I

Item  A.    Location of Equipment
            ---------------------

                  Description                       Location
                  -----------                       --------

1.

2.

3.


Item B.     Location of Inventory
            ---------------------

                  Description                       Location
                  -----------                       --------

1.

2.

3.


Item C.     Location of Lock Boxes
            ----------------------

Contact

            Bank Name and Address                   Account Number
            ---------------------                   --------------

Person
------

1.

2.

3.


Item D.     Place(s) of Business and Chief Executive Office
            -----------------------------------------------

Item E.     Trade Names
            -----------

Item F.     Merger or Other Corporate Reorganization
            ----------------------------------------

Item G.     Government Contracts
            --------------------

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